UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2020

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
As previously disclosed, SM Energy Company (the “Company”) conducted offers to exchange (the “Exchange Offers”) its outstanding senior unsecured notes (the “Old Notes”) for up to $532.9 million of newly issued 10% Senior Secured Second Lien Notes (the “Second Lien Notes”) and a concurrent solicitation of consents to amend the indentures governing the Old Notes. On June 17, 2020, at the closing of the Exchange Offers and the transactions contemplated by the previously announced exchange agreement (the “Private Exchange Agreement”) entered into by the Company with certain holders (the “Backstop Group”) of the Old Notes and the Company’s 1.5% Convertible Notes due 2021 (the “2021 Notes”), the Company exchanged the amounts of Old Notes and the 2021 Notes set forth in the table below for $446,675,000 in Second Lien Notes. The Company also issued warrants to the Backstop Group to acquire up to 5% of its outstanding common stock (subject to certain conditions discussed below) and, in accordance with the Private Exchange Agreement, paid to the members of the Backstop Group who exchanged 2021 Notes cash in the aggregate amount of approximately $53.5 million.

Title of Notes Exchanged	Principal Amount of Notes Exchanged
1.5% Convertible Notes due 2021	$107,015,000
6.125% Senior Notes due November 15, 2022	$141,701,000
5.000% Senior Notes due January 15, 2024	$155,339,000
5.625% Senior Notes due June 1, 2025	$150,882,000
6.75% Senior Notes due September 15, 2026	$80,765,000
6.625% Senior Notes due January 15, 2027	$83,209,000

Total Principal Amount of Notes Exchanged:	$718,911,000
Second Lien Notes Indenture
On June 17, 2020, the Company issued $446,675,000 aggregate principal amount of Second Lien Notes in private placements (a) under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (b) to persons outside of the United States in compliance with Regulation S under the Securities Act. The Second Lien Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements, or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
The Second Lien Notes were issued pursuant to an Indenture, dated as of June 17, 2020 (the “Second Lien Notes Indenture”), between the Company and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”). The Second Lien Notes will mature on January 15, 2025. Interest on the Second Lien Notes will accrue at 10.0% per annum and will be paid semi-annually, in arrears, on January 15 and July 15 of each year, beginning July 15, 2020.
The Second Lien Notes are senior obligations of the Company secured on a second-priority basis and rank (a) effectively junior to the Company’s obligations under its senior secured credit agreement, which is secured on a first-priority basis by a lien on the same collateral that secures the Second Lien Notes, (b) effectively pari passu with the 2021 Notes that remain outstanding after the consummation of the Private Exchange Offer, which are secured on a second priority basis by a lien on the same collateral that secures the Second Lien Notes, (c) effectively senior to the Company’s existing and future unsecured indebtedness, including any Old Notes that remain outstanding after the consummation of the Exchange Offers and of the transaction contemplated by the Private Exchange Agreement, (d) effectively senior to all future junior lien obligations of the Company, (e) effectively junior to all existing and future secured indebtedness of the Company secured by assets not constituting collateral under the Second Lien Notes, to the extent of the value of such assets, (f) pari passu in right of payment with all of the Company’s existing and future senior debt, (g) structurally subordinated to all existing and future indebtedness of any non-guarantor subsidiaries, and (h) senior to any existing or future subordinated debt of the Company.
At any time prior to June 17, 2022, the Company may on any one or more occasions, upon not less than 30 nor more than 60 days’ notice, redeem (i) all or a part of the Second Lien Notes at a redemption price equal to 100% of the principal amount of the Second Lien Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest to the applicable redemption date or (ii) with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the Second Lien Notes, at a redemption price equal to 110.0% of the principal amount of the Second Lien Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, so long as (a) at least 65% of the original principal amount of the Second Lien Notes issued on June 17, 2020 remains outstanding after each such redemption and (b) the redemption occurs within 180 days after the closing of the related equity offering.
On and after June 17, 2022, the Company may on one or more occasions redeem all or a portion of the Second Lien Notes, upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of the principal amount) equal to (i) 107.5% for the twelve-month period beginning on June 17, 2022; (ii) 105.0% for the twelve-month period beginning on June 17, 2023; and (iii) 100% on June 17, 2024 and at any time thereafter, plus accrued and unpaid interest to the applicable redemption date.

The Second Lien Notes Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) pay certain dividends or distributions on the Company’s capital stock or purchase, redeem or retire such capital stock; (iii) sell assets, including the capital stock of the Company’s Restricted Subsidiaries (as defined in the Second Lien Notes Indenture); (iv) with respect to the Company’s Restricted Subsidiaries, permit the consensual restriction on the ability of such Restricted subsidiaries to pay dividends or indebtedness owing to the Company or to any other Restricted Subsidiaries; (v) create liens that secure debt; (vi) enter into transactions with affiliates; and (vii) merge or consolidate with another company. These covenants are subject to important exceptions and qualifications. At any time when the Second Lien Notes are rated investment grade by both Moody’s Investors Service, Inc. and S&P Global Ratings, Inc., many of these covenants will terminate, although if such ratings subsequently decline to below investment grade, such covenants will be reinstated.
The Second Lien Notes Indenture provides that each of the following is an event of default (each, an “Event of Default”): (i) default in the payment of interest on the Second Lien Notes when due, that continues for 30 days; (ii) default in the payment of the principal of or premium, if any, on the Second Lien Notes when due; (iii) failure by the Company or any Subsidiary Guarantor (as defined in the Second Lien Notes Indenture), if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice (or 180 days after notice in the case of a failure to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission) with the covenants described in clauses (i) through (vi) of the immediately preceding paragraph, or with covenants in the Second Lien Notes that require that (a) any Restricted Subsidiaries of the Company that guarantee other debt of the Company to also guarantee the debt of the Company under the Second Lien Notes Indenture, (b) the Company engage only in the oil and gas business except for other business activities that are not material to the Company and its Restricted Subsidiaries taken as a whole, and (c) upon a change of control of the Company, the Company offer to repurchase all or any part of the Second Lien Notes at 101% of their principal amount, plus accrued and unpaid interest; (v) failure by the Company to comply for 60 days after notice with any of the other agreements of the Company in the Second Lien Notes Indenture; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization described in the Second Lien Notes Indenture with respect to the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Second Lien Notes Indenture) of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company; (viii) failure by the Company, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company, to pay final judgments aggregating in excess of $50.0 million, to the extent not covered by insurance, which any judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such judgment, during which a stay of enforcement of such final judgment, by reason of pending appeal or otherwise, is not in effect; (ix) any future subsidiary guarantee entered into by a Significant Subsidiary of the Company or group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the Second Lien Notes Indenture) or is declared null and void in any judicial proceeding, or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Second Lien Notes Indenture or such future subsidiary guarantee of the Second Lien Notes; and (x) the occurrence of any of the following: (a) except as permitted by the Note Documents (as defined in the Second Lien Notes Indenture), any Note Document establishing the Parity Liens (as defined in the Second Lien Notes Indenture, which definition includes the liens securing the Second Lien Notes) ceases for any reason to be enforceable, which Parity Liens are granted on collateral having a fair market value in the aggregate of more than $50.0 million; provided, however, that if such failure is susceptible to cure, no Event of Default will arise with respect to such failure until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; (b) except as permitted by the Note Documents, any Parity Lien purported to be granted under any Note Document on collateral having in the aggregate a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second-priority Lien, subject to the Intercreditor Agreement (as defined below) and Permitted Liens (as defined in the Second Lien Notes Indenture); provided that if such failure is susceptible to cure, no Event of Default will arise with respect to such failure until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and (c) the Company or any Subsidiary Guarantor, or any person validly acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Subsidiary Guarantor set forth in or arising under any Note Document establishing Parity Liens.
In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described above, all outstanding principal of, premium, if any, and accrued interest on the Second Lien Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Second Lien Notes may declare all unpaid principal of, premium, if any, and accrued interest on the Second Lien Notes to be due and payable immediately.
If the Second Lien Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default, the applicable premium or the amount by which the applicable redemption price exceeds the principal amount of the Second Lien Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the Second Lien Notes will also be due and payable as though the Second Lien Notes had been optionally redeemed on the date of such acceleration. If the applicable premium or the Redemption Price Premium, as applicable, becomes due and payable, it will be deemed to be principal of the Second Lien Notes and interest shall accrue on the full principal amount of the Second Lien Notes (including the applicable premium or the Redemption Price Premium, as applicable) from and after the applicable triggering event. The premium will also be payable if the Second Lien Notes or the Second Lien Notes Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means.
A copy of the Second Lien Notes Indenture is filed herewith as Exhibit 4.1, and is incorporated herein by reference. The foregoing description of the Second Lien Notes Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Intercreditor Agreement, Collateral Trust Agreement and Security Agreements
On June 17, 2020, the Company, Wells Fargo Bank, National Association, as priority lien agent, and UMB Bank, N.A., as second lien collateral trustee, entered into an intercreditor agreement (the “Intercreditor Agreement”) that governs the relationship between the lenders under the Company’s senior secured credit agreement, on the one hand, and holders of the Second Lien Notes, on the other hand, with respect to collateral and certain other matters. Additionally, on June 17, 2020, the Company entered into a Second Lien Pledge and Security Agreement (the “Second Lien Security Agreement”) and a Second Lien Security Agreement (the “Second Lien Accounts Security Agreement”), in each case, with UMB Bank, N.A., as collateral trustee, relating to certain collateral matters. On June 17, 2020, the Company, the Trustee and UMB Bank, N.A., as collateral trustee, (and, by a joinder, U.S. Bank National Association, as trustee under the indenture governing the Company’s 2021 Notes (the “2021 Notes Indenture”)) entered into a Collateral Trust Agreement (the “Collateral Trust Agreement”) that governs the relationship of the Parity Lien Secured Parties (as defined in the Collateral Trust Agreement) with respect to collateral and certain other matters.
Copies of the Intercreditor Agreement, Second Lien Security Agreement, Second Lien Accounts Security Agreement, and Collateral Trust Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference. The foregoing summaries of these agreements do not purport to be complete and are qualified in their entirety by reference to the text of the agreements.
Warrant Agreement
In connection with the consummation of the private exchange with members of the Backstop Group pursuant to the Private Exchange Agreement, the Company issued warrants (the “Warrants”) to members of the Backstop Group to purchase 5,941,304 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Warrants are exercisable at any time after the Triggering Date (as defined below) and prior to June 30, 2023 at an exercise price of $0.01 per share. The Warrants will become exercisable upon the occurrence of the Triggering Date, which is the first Trading Day following five consecutive trading days on which the product of the number of shares of Common Stock issued and outstanding on four of the five trading days, multiplied by the closing price per share of Common Stock for each such trading day, is at least $1.0 billion.
A copy of the Warrant Agreement is filed herewith as Exhibit 4.2, and is incorporated herein by reference. The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture dated as of June 17, 2020, between SM Energy Company and UMB Bank, N.A., as trustee
4.2	Warrant Agreement dated as of June 17, 2020, among SM Energy Company and Computershare Inc. and Computershare Trust Company, N.A.
10.1	Intercreditor Agreement dated as of June 17, 2020 among SM Energy Company, Wells Fargo Bank, National Association, and UMB Bank, N.A.
10.2	Second Lien Pledge and Security Agreement dated as of June 17, 2020 between SM Energy Company and UMB Bank, N.A., as collateral trustee
10.3	Second Lien Security Agreement dated as of June 17, 2020 between SM Energy Company and UMB Bank, N.A., as collateral trustee
10.4
Collateral Trust Agreement dated as of June 17, 2020 among SM Energy Company, UMB Bank, N.A., as trustee, UMB Bank, N.A., as collateral trustee, and (by joinder) U.S. Bank National Association, as trustee under the 2021 Notes Indenture

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	June 17, 2020	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel, and Corporate Secretary